Calculation of Filing Fee Tables
S-4
Millrose Properties, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	Other	33,298,764		$ 998,262,917.00	0.0001381	$ 137,860.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 998,262,917.00		$ 137,860.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 137,860.11
Offering Note
[1]	(1) Represents up to 33,298,764 shares of Class A common stock, par value $0.01 per share ("Millrose Class A Common Stock"), of Millrose Properties, Inc., a Maryland corporation ("Millrose"), being offered in exchange for shares of Class A common stock, par value $0.10 per share ("Lennar Class A Common Stock"), of Lennar Corporation, a Delaware corporation ("Lennar"), pursuant to the exchange offer (the "Exchange Offer") described in the prospectus forming a part of the registration statement filed by Millrose on Form S-4, with which this exhibit is filed. (2) This maximum aggregate offering price assumes the acquisition of up to 8,434,124 shares of Lennar Class A Common Stock in exchange for up to 33,298,764 shares of Millrose Class A Common Stock held by Lennar. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, is based on the product of (i) $118.36, the average of the high and low prices of Lennar Class A Common Stock as reported on the New York Stock Exchange on October 9, 2025 and (ii) 8,434,124, the maximum number of shares of Lennar Class A Common Stock to be acquired in the Exchange Offer (based on the indicative exchange ratio of 3.9481 shares of Millrose Class A Common Stock per share of Lennar Class A Common Stock in effect following the close of trading on the New York Stock Exchange on October 9, 2025, based on the daily VWAPs of shares of Lennar Class A Common Stock and Millrose Class A Common Stock on October 7, 8 and 9, 2025).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A